Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY

for

NET SERVIÇOS DE COMUNICAÇÃO S.A.

Offer to Exchange

US$76,593,068 7.0% Senior Secured Notes due 2009 and Cash
for
US$97,692,000 12 5/8% Senior Guaranteed Notes due 2004
(CUSIP Nos. 62544DAC8 and P6987XAA2)
and
Solicitation of Consents for Proposed Amendments to the Indenture Governing the
12 5/8% Senior Guaranteed Notes due 2004

(Not to be used for signature guarantees)

THIS EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                 , 2005, UNLESS EXTENDED (SUCH TIME OR DATE, AS MAY BE EXTENDED, THE “EXPIRATION DATE”)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer and Consent Solicitation made by Net Serviços de Comunicação S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), pursuant to the prospectus, dated January  ● , 2005 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), if certificates for the outstanding 12 5/8% Senior Guaranteed Notes due 2004 (the “Existing Notes,” and the certificates representing the Existing Notes, the “Certificates”) are not immediately available or time will not permit the Certificates and any required signature guarantee and any other documents required by the Letter of Transmittal and Consent (the “Letter and Consent”) to reach The Bank of New York (the “Exchange Agent”), prior to 5:00 p.m., Eastern time, on the Expiration Date or if the procedures for delivery by book-entry transfer, as set forth in the Prospectus, cannot be completed prior to 5:00 p.m., Eastern time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent. See “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Guaranteed Delivery Procedures” section of the Prospectus.

     In order to utilize this guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer and Consent Solicitation, the certificates for all physically tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Letter and Consent), as the case may be, together with a properly completed and duly executed Letter and Consent or an Agent’s Message, as the case may be, and all other documents required by the Letter and Consent must be received by the Exchange Agent within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery. Once tendered pursuant to the Exchange Offer and Consent Solicitation, Existing Notes may NOT be withdrawn except in the event the Company makes a material change in the terms of or the information concerning the Exchange Offer and Consent Solicitation, waives a material condition of the Exchange Offer and Consent Solicitation, or the consideration to be paid in the Exchange Offer and Consent Solicitation is increased or decreased or the principal amount of Existing Notes is decreased, or except as required under applicable law. See “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Withdrawal of Tenders and Revocation of Corresponding Consents” section of the Prospectus.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

The Bank of New York

By Registered/ Certified Mail or Overnight Carrier: The Bank of New York Reorganization Section 101 Barclay Street, 7E New York, New York 10286 Attn: Mr. Kin Lau	By Hand Delivery: The Bank of New York 101 Barclay Street Corporate Trust Services Window, Ground Level New York, New York 10286 Attn: Mr. Kin Lau Reorganization Section
By Facsimile Transmission (Eligible Institutions only):
(212) 298-1918

For Information or to Confirm by Telephone:

(212) 815-3750

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER AND CONSENT IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE LETTER AND CONSENT) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER AND CONSENT.

     TERMS USED HEREIN BUT WHICH ARE NOT DEFINED HEREIN HAVE MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS.

THE GUARANTEE BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, in accordance with the terms and subject to the conditions set forth in the Company’s prospectus, dated January  ● , 2005 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), and in the related Letter of Transmittal and Consent (the “Letter and Consent”), and receipt of which is hereby acknowledged, the principal amount of Existing Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Guaranteed Delivery Procedures.”

(Please type or print)

Certificate Numbers of Existing Notes (If Available):

Account Number(s) at DTC:

Aggregate Principal Amount Tendered hereby:

               12 5/8% Senior Guaranteed Notes due 2004:

Name(s) of Record Holder(s):

Address(es):

Daytime Area Code and Tel. No.:

Signature(s):

Date:

☐     Check here if Existing Notes will be tendered by book-entry transfer.

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), or any other “signature guarantee program” as may be determined by the Exchange Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the Certificates representing the principal amount of Existing Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent’s account at the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under “THE EXCHANGE OFFER AND CONSENT SOLICITATION — Guaranteed Delivery Procedures,” together with any required signature guarantee and any other documents required by the Letter and Consent, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter and Consent and Certificates to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Signature(s):

Authorized Signature:

Name of Authorized Signatory:

(Please Print or Type)

Title:

Address:

Zip Code

Area Code and Tel No.:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR EXISTING NOTES WITH THIS NOTICE. CERTIFICATES FOR EXISTING NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR EXECUTED LETTER AND CONSENT.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

      1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., Eastern time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder(s) of Existing Notes and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is recommended that the mailing be by registered or certified mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., Eastern time, on the Expiration Date. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter and Consent.

      2. Signatures of this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of Existing Notes referred to herein, the signature(s) must correspond with the name(s) as written on the face of the Existing Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a DTC participant whose name appears on a security position listing as the owner of Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a DTC participant, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Existing Notes or signed as the name of the DTC participant shown on DTC’s security position listing.

      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

      3. Requests for Assistance or Additional Copies. Questions regarding the Exchange Offer and Consent Solicitation or this Notice of Guaranteed Delivery should be directed to the Dealer Manager and Global Solicitation Agent at its address and telephone number set forth on the back cover of the Prospectus and in the Letter and Consent. Non-U.S. holders outside the United States may also contact the solicitation agent for non-U.S. holders at its address and telephone number set forth on the back cover of the Prospectus and in the Letter and Consent. Requests for additional copies of the Prospectus or other materials related to the Exchange Offer and Consent Solicitation should be directed to the Information Agent at its address and telephone number set forth on the back cover of the Prospectus and in the Letter and Consent.

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